UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

EXTENDED STAY AMERICA, INC.

ESH HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTENDED STAY AMERICA COMMENTS ON ACQUISITION AGREEMENT

CHARLOTTE, N.C., March 25, 2021 -- Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH” and together with ESA, the “Company”) (NASDAQ: STAY) today issued the following statement in connection with its previously announced definitive agreement to be acquired by a 50/50 joint venture between funds managed by Blackstone Real Estate Partners (“Blackstone”) and Starwood Capital Group (“Starwood Capital”) for $19.50 per paired share in an all-cash transaction valued at approximately $6 billion.

Bruce Haase, the Company’s Chief Executive Officer, stated:

“The Company’s management and the Boards believe this transaction provides a compelling and certain return for our shareholders.  Management’s recommendation, and the Boards’ decision, to approve this transaction, reflected careful consideration of the value achievable under the Company’s business plan, the execution and market risks inherent in the plan, and the capital needed to execute the plan.

“Our proxy statement for the transaction will contain detailed information on the background to the transaction, the alternatives considered by the Boards, the Boards’ deliberations and the reasons for our recommendation of this transaction. We urge shareholders to read the proxy when it is filed, and we look forward to discussing the rationale for this transaction with our investors.”

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Companies”) by a joint venture of Blackstone Real Estate Partners and Starwood Capital Group. In connection with the proposed transaction, the Companies will file with the Securities and Exchange Commission (“SEC”) and furnish to their stockholders a joint proxy statement, accompanying WHITE PROXY CARD and other relevant documents. STOCKHOLDERS OF THE COMPANIES ARE ADVISED TO READ THE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the joint proxy statement (when it becomes available) and other relevant documents filed by the Companies with the SEC at the SEC’s Web site at http://www.sec.gov. The joint proxy statement, accompanying WHITE PROXY CARD and such other documents once filed with the SEC may also be obtained for free from the Investor Relations section of the Companies’ web site (https://www.aboutstay.com/investor-relations) or by directing a request to the Companies at ir@esa.com. Copies of documents filed by the Companies with the SEC may also be obtained for free at the SEC’s Web site at http://www.sec.gov.

Participants in Solicitation

The Companies and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Companies in connection with the proposed transaction. Information about the Companies’ executive officers and directors is set forth in their Annual Report on Form 10-K, which was filed by each of ESA and ESH with the SEC on February 25, 2021, and the joint proxy statement for the 2020 annual meetings of the stockholders of the Companies, which was filed with the SEC on April 23, 2020. Investors may obtain more detailed information regarding the direct and indirect interests of the respective executive officers and directors of the Companies in the acquisition by reading the Current Reports on Form 8-K to be filed by the Companies on March 16, 2021 and the preliminary and definitive joint proxy statement regarding the proposed transaction when they are filed with the SEC. When available, stockholders may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this document constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this document may be forward-looking, including statements regarding, among other things, the Companies’ ability to meet their debt service obligations, future capital expenditures (including future acquisitions and hotel renovation programs), their distribution policies, their development, growth and franchise opportunities, anticipated benefits or use of proceeds from dispositions, their plans, objectives, goals, beliefs, business strategies, business conditions, results of operations, financial position and business outlook, business trends and future events, including the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the COVID-19 pandemic and actions that the Companies have or plan to take in response to the pandemic and such effects. When used in this document, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon the Companies’ current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond their control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Companies’ control, that could cause their actual results to differ materially from the forward-looking statements contained in this document. The potential risks and uncertainties include, among others, the possibility that Extended Stay America, Inc. may be unable to obtain required stockholder approvals or that other conditions to closing the proposed mergers may not be satisfied, such that the proposed mergers will not close or that the closing may be delayed; general economic conditions; the proposed mergers may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Companies; the outcome of any legal proceedings related to the proposed mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the joined proxy statement when filed and the documents that the Companies file with the SEC. All forward-looking statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document. The Companies are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.

About the Company

Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 651 hotels. ESA’s subsidiary, ESH Hospitality, Inc., is the largest lodging REIT in North America by unit and room count, with 563 hotels and approximately 62,500 rooms in the U.S. ESA also franchises an additional 88 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts:

Media:
jim.fingeroth@kekstcnc.com or ruth.pachman@kekstcnc.com

Investors:
Rob Ballew
ir@esa.com
(980) 345-1546